Exhibit 10.79
WARRANT
THIS WARRANT AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES
SYNTAX-BRILLIAN CORPORATION
COMMON STOCK PURCHASE WARRANT

No. W-3	Dated: October 26, 2007
Warrant to Purchase 147,917
shares of Common Stock
          SYNTAX-BRILLIAN CORPORATION, a company incorporated under the laws of the State of Delaware (the “Company”), for value received, hereby certifies that SPCP GROUP III LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled to purchase from the Company the number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value US$.001 per share, of the Company (“Common Stock”) equal to 147,917 shares of Common Stock (the “Initial Warrant Quantity”), at an exercise price equal to US$0.01 (the initial “Exercise Price”, subject to adjustment as provided herein) per share (the “Warrant”), at any time or from time to time on or after the date hereof, but not after 11:59 p.m., New York time, on the Expiration Date, all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Warrantholder Rights Agreement. This Warrant is the Warrant originally issued pursuant to the terms of the Warrantholder Rights Agreement (this Warrant or any portion of this Warrant subsequently assigned or transferred, each a “Issued Warrant” and collectively, the “Issued Warrants” and each holder of a Issued Warrant, a “Warrantholder”).
          1. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:
          “Additional Common Stock” shall mean all shares of Common Stock (including treasury shares) issued or sold by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants and other than the Excluded Securities.

          “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything to the contrary herein, in no event shall the Holder be considered an Affiliate of the Company.
          “Aggregate Exercise Price” shall have the meaning assigned to it in Section 2(a)(i).
          “Applicable Securities” shall mean any have the meaning assigned to it in Section 10.
          “Approved Stock Plan” shall mean any employee benefit plan existing on the day immediately preceding the date hereof and as set forth in Schedule A attached hereto which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.
          “Asset Distribution” shall have the meaning assigned to it in Section 3(e).
          “Authorized Share Failure” shall have the meaning assigned to it in Section 2(g).
          “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized or required by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.
          “Buy-In” shall have the meaning assigned to it in Section 2(e).
          “Buy-In Price” shall have the meaning assigned to it in Section 2(e).
          “Capital Stock” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
          “Commission” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.
          “Common Stock” shall have the meaning assigned to it in the introduction to this Warrant, such term to include any shares into which such Common Stock shall have been converted or changed or any shares resulting from any reclassification of such Common Stock, and all other shares of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.
          “Company” shall have the meaning assigned to it in the introduction to this Warrant, such term to include any company or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.
          “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into, exercisable for, or exchangeable for Additional Common Stock.
          “Corporate Event” shall have the meaning assigned to it in Section 4(a).
          “Current Market Price” shall mean, on any date specified herein, the average of the daily VWAP during the 10 consecutive Trading Days commencing 13 Trading Days before such date, except that, if on any such date the Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.
          “Dilutive Other Securities Event” shall have the meaning assigned to it in Section 3(g).
          “DTC” shall have the meaning assigned to it in Section 2(c).
          “Eligible Market” shall mean the Principal Market, the American Stock Exchange, The New York Stock Exchange, Inc., The NASDAQ Capital Market or The NASDAQ Global Select Market.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.
          “Exchange Cap” shall have the meaning assigned to it in Section 2(f).
          “Exchange Cap Allocation” shall have the meaning assigned to it in Section 2(f).
          “Excluded Securities” shall mean any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan to the extent such Common Stock would not result in a Dilutive Issuance; (ii) upon exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”); (iv) to strategic suppliers to the Company (as determined in good faith by the Board of Directors of the Company) other than issuances to those persons disclosed (the “Disclosed Persons”) in writing to the Holder prior to the Closing Date, provided that the consideration received by the Company consist of all cash and such consideration received per Common Stock is not less than 95.0% of the arithmetic average of the daily VWAP during the 30 consecutive Trading Days prior to such issuance; and (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof.
          “Exercise Delivery Documents” shall have the meaning assigned to it in Section 2(b).
          “Exercise Price” shall mean the initial Exercise Price set forth in the introduction to this Warrant, as adjusted from time to time pursuant to Sections 3 and 4 hereof.
          “Expiration Date” shall mean October 26, 2017.
          “Fair Value” shall mean, on any date specified herein (i) in the case of cash, the dollar amount or equivalent thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined jointly and in good faith by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time (not to exceed twenty (20) Business Days), the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that all of the fees and expenses of any third parties incurred in connection with determining the Fair Value will be paid by the Company. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.
          “Fundamental Transaction” shall mean that the Company shall directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) allow any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), to become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.
          “Fully Diluted Basis” shall mean, without duplication, the sum of (a) all Common Stock issued and outstanding at the date of determination, (b) all Common Stock issuable, as of the date of determination, upon the exercise of this Warrant and any other Option, warrant or similar right outstanding at the time of determination, whether or not presently exercisable, and (c) all Common Stock issuable, as of the date of determination, upon the exercise of any conversion or exchange right contained in any security convertible into or exchangeable for Common Stock.
          “Holder” shall have the meaning assigned to it in the introduction to this Warrant.
          “Initial Warrant Quantity” shall have the meaning assigned to it in the introduction to this Warrant.
          “Issued Warrant” shall have the meaning assigned to it in the introduction to this Warrant.
          “Market Price” shall mean for any security as of any date, the last closing sale for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing sale price, then the last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing sale price is reported for such security by Bloomberg, the average of the sale prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).
          “Maximum Percentage” shall have the meaning assigned to it in Section 2(f).
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “Options” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Common Stock or Convertible Securities.
          “Other Securities” shall mean any shares (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.
          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
          “Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.
          “Principal Market” shall mean The NASDAQ Global Market.
          “Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of the date hereof, as the same may be amended or otherwise modified or supplemented from time to time, among the Holder and the Company.
          “Required Holders” shall mean the holders of the Issued Warrants representing at least a majority of shares of Common Stock underlying the Issued Warrants then outstanding.
          “Required Reserve Amount” shall have the meaning assigned to it in Section 2(g).
          “Restricted Securities” shall mean (i) any Warrants bearing the applicable legend set forth in Section 8, (ii) any Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding Common Stock (or Other Securities) into a greater number of shares of Common Stock by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.
          “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.
          “Share Delivery Date” shall have the meaning assigned to it in Section 2(c).
          “Subsidiary” shall mean, with respect to any Person at any time, any partnership (general or limited), joint venture, corporation, trust, estate, limited liability company, association, joint-stock company, unincorporated organization or other entity of which (or in which) more than 50% of (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, association, joint stock company, unincorporated organization, limited liability company or other entity, or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

          “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
          “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
          “Transfer Agent” shall have the meaning assigned to it in Section 2(c).
          “Transaction Documents” shall mean the Issued Warrants, Warrantholder Rights Agreement and the Registration Rights Agreement.
          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the weighted average price cannot be calculated for a security on a particular date on any of the foregoing bases, the weighted average price of such security on such date shall be the Fair Value (as set forth in subsection (iii) of the definition of Fair Value). All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
          “Warrantholder Rights Agreement” shall mean the Warrantholder Rights Agreement dated as of the date hereof, as the same may be amended or otherwise modified or supplemented from time to time, among the Holder and the Company.
          “Warrants” shall have the meaning assigned to it in the introduction to this Warrant.

          “Warrantholder” shall have the meaning assigned to it in the introduction to this Warrant.
          “Warrant Quantity” shall mean the Initial Warrant Quantity, subject to adjustment from time to time pursuant to Sections 3, 4 and 5.
          “Warrant Register” shall have the meaning assigned to it in Section 11.
          2. EXERCISE OF WARRANT.
               (a) Manner of Exercise; Payment of the Exercise Price; Certain Adjustments Upon Exercise.
                    (i) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time on or after the date hereof, but prior to the Expiration Date, by (i) delivery of a written notice to the Company, in the form attached hereto Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and accompanied by payment of the Exercise Price for the number of shares of Common Stock (the “Aggregate Exercise Price”) specified in such form.
                    (ii) Payment of the Aggregate Exercise Price may be made as follows (or by any combination of the following):
                         (A) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company;
                         (B) by surrender to the Company for cancellation certificates representing Common Stock owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Exercise Price; and
                         (C) in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, the “Net Number” of shares of Common Stock determined according to the following formula:
Net Number = (A x B) - (A x C) B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Market Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
                    (iii) The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Common Stock issuable under this Warrant shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of shares of Common Stock exersicable under this Warrant.
               (b) When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Exercise Price (the “Exercise Delivery Documents”) shall have been received by the Company as provided in Section 2(a), and at such time the Person or Persons in whose name or names any certificate or certificates for Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2(c) shall be deemed to have become the holder or holders of record thereof for all purposes.
               (c) Delivery of Share Certificates, etc.; Charges, Taxes and Expenses.
                    (i) On or before the second Business Day following the date on which the exercise of this Warrant shall be deemed to have been effected, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”).
                    (ii) On or before the third Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X), provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.
                    (iii) Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Common Stock with respect to which this Warrant has been exercised, irrespective of the date such Common Stock are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Common Stock, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to Section 2(a) and the number of shares of Common Stock represented by this Warrant submitted for exercise is greater than the number of shares of Common Stock being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant representing the right to purchase number of shares of Common Stock purchasable immediately prior to such exercise under this Warrant, less the number of shares of Common Stock with respect to which this Warrant is exercised.
                    (iv) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.
                    (v) All shares of Common Stock issuable upon exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive right or similar rights of any stock of the Company and free and clear of all liens. The Company shall pay all expenses in connection with, and all taxes and other governmental charges which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
                    (vi) In the case of any dispute with respect to the number of shares of Common Stock to be issued upon exercise of this Warrant, the Company shall promptly issue to the Holder such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within five (5) Business Days after each exercise of this Warrant. If the Holder and the Company are unable to agree as to the determination of the number of shares of Common Stock to be issued within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the dispute with respect to the number of shares of Common Stock to be issued upon exercise of this Warrant shall be determined in good faith by any firm of independent public accountants of national standing, selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by any firm of independent public accountants of national standing selected by the American Arbitration Association in accordance with its rules, and provided further, that all of the fees and expenses of any third parties incurred in connection with resolving such dispute will be paid one-half by the Company and one-half by the Holder. The Company shall then, on the next Business Day, issue certificate(s) representing the appropriate number of shares of Common Stock upon exercise of the Warrant in accordance with such accounting firm’s determination under this Section 2(c)(vi).
               (d) Company to Reaffirm Obligations. The Company shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.
               (e) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Trading Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Market Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 2(c). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Market Price on the date of exercise.
               (f) Limitations on Exercises.
                    (i) The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this

Warrant beneficially owned by such Person and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of securities of the Company, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of the Warrants.
                    (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant and no Warrantholder shall be entitled to receive any shares of Common Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise of the Issued Warrants or otherwise without breaching the Company’s obligations under the rules or regulations of any applicable Eligible Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Eligible Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Warrantholder shall be issued in the aggregate, upon exercise of any Issued Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the Issued Warrants issued to such Warrantholder and the denominator of which is the aggregate number of shares of Common Stock underlying the Issued Warrants issued to the Warrantholder (with respect to each Warrantholder, the “Exchange Cap Allocation”). In the event that any Warrantholder shall sell or otherwise transfer any of such Warrantholder’s Issued Warrants, the transferee shall be allocated a pro rata portion of such Warrantholder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange

Cap Allocation allocated to such transferee. In the event that any holder of Issued Warrants shall exercise all of such holder’s Issued Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Issued Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Issued Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 2(f)(ii), the Company shall pay cash in exchange for cancellation of such Common Stock, at a price per Common Stock equal to the difference between the Market Price and the Exercise Price as of the date of the attempted exercise.
               (g) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Issued Warrants then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Issued Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.
          3. DIVIDENDS AND DISTRIBUTIONS.
               (a) General; Warrant Quantity. This Warrant evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity. Prior to the exercise of the Warrants, no Holder of a Warrant shall be entitled to any rights of a stockholder of the Company, including without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of any meeting of stockholders or any proceedings of the Company, in each case except as otherwise provided in this Warrant (including, without limitation, Sections 3(b) and 7 hereof) or any of the other Transaction Documents.
               (b) Issuance of Additional Common Stock. In case the Company at any time or from time to time after the date hereof until the third anniversary of the date hereof shall issue or sell Additional Common Stock (including without limitation Additional Common Stock deemed to be issued pursuant to Section 3(c) or 3(d)), other than Excluded Securities, without consideration or for consideration per share less than the Current Market Price of the

Common Stock (such issuances, “Dilutive Issuances”), then, in each such case, subject to Section 3(h), the Exercise Price shall be adjusted to a price equal to the price obtained by multiplying the Exercise Price in effect immediately prior to the such Dilutive Issuance by a fraction of which:
                    (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on a Fully Diluted Basis (including Common Stock issuable upon exercise of this Warrant) immediately prior to such issue or sale and (B) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of such Additional Common Stock so issued or sold would purchase at an amount equal to the Current Market Price; and
                    (ii) the denominator shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis (including Common Stock issuable upon exercise of this Warrant) immediately after such issue or sale; provided, that for the purposes of this Section 3(b)(ii), immediately after any Common Stock are deemed to have been issued pursuant to Section 3(d) or 3(e), such Common Stock shall be deemed to be outstanding.
                         Upon each such adjustment of the Exercise Price hereunder, the Warrant Quantity shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.
                         Notwithstanding the foregoing, this Section 3(b) shall be applicable until the Expiration Date for issuances or sales of any Additional Common Stock to the Disclosed Persons.
               (c) Upon Acquisition of Common Stock. If the Company or any of its Subsidiaries shall, at any time or from time to time after the date hereof, directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock, Options or Convertible Securities for a consideration per share (plus in case of such Options or Convertible Securities, the additional consideration required to be paid to the Company upon exercise or conversion or exchange) greater than the Current Market Price immediately prior to such event, then the Exercise Price shall be adjusted to a price obtained by multiplying the Exercise Price in effect immediately prior to such event by a fraction of which:
                    (i) the numerator shall be the result of dividing:
                         (A) the product of (I) the number of shares of Common Stock outstanding on a Fully Diluted Basis (including Common Stock issuable upon exercise of this Warrant) and (II) the Current Market Price, in each case immediately prior to such event, minus (II) the aggregate consideration paid by the Company in such event (plus in case of such Options or Convertible Securities, the additional consideration required to be paid to the Company upon exercise or conversion or exchange) by

                         (B) the number of shares of Common Stock outstanding on a Fully Diluted Basis (including Common Stock issuable upon exercise of this Warrant) immediately after such event.
                    (ii) the denominator shall be the Current Market Price immediately prior to such event.
                         Upon each such adjustment of the Exercise Price hereunder, the Warrant Quantity shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.
               (d) Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that such Additional Common Stock shall not be deemed to have been issued unless the consideration per Common Stock (determined pursuant to Section 3(j)) would be less than the Current Market Price of the Common Stock in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be, and provided, further, that in any such case in which Additional Common Stock are deemed to be issued:
                    (i) whether or not the Additional Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Warrant Quantity shall be made upon the subsequent issue or sale of Convertible Securities or Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (i) a change of control of the Company, (ii) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (iii) any other event or occurrence, such as a reset of pricing with respect to the conversion of convertible securities, each such case to be deemed hereunder to involve a separate issuance of Additional Common Stock, Options or Convertible Securities, as the case may be;

                    (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time; and
                    (iii) no readjustment pursuant to subdivision (i) or (ii) above shall have the effect of increasing the Exercise Price or decreasing the Warrant Quantity by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.
               (e) Rights upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Asset Distribution”), at any time after the issuance of this Warrant, then, in each such case:
                    (i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Asset Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Market Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Asset Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of shares of Common Stock, and (ii) the denominator shall be the Market Price of the shares of Common Stock on the trading day immediately preceding such record date; and
                    (ii) the Warrant Quantity shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Asset Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Asset Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Quantity, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Asset Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Asset Distribution pursuant to the terms of the immediately preceding paragraph (a) and the Warrant Quantity calculated in accordance with the first part of this paragraph (b).
               (f) Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay, issue, sell or make a dividend or other distribution, including, without limitation, (i) any distribution of other or additional Stock, (ii) other securities, cash or property or (iii) Options, by way of dividend, or spin-off, reclassification, recapitalization or similar corporate rearrangement, but excluding distributions of the Excluded Securities (each a “Stockholder Distribution”), then the Holder will be entitled to acquire, upon the terms applicable to such Stockholder Distribution, the aggregate Stockholder Distribution which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Stockholder Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Stockholder Distribution.
               (g) Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the Warrant Quantity in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time on or after the date hereof combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately increased and the Warrant Quantity will be proportionately decreased. Any adjustment under this Section 3(g) shall become effective at the close of business on the date the subdivision or combination becomes effective.
               (h) Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any Common Stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant (a “Dilutive Other Securities Event”), then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Warrant Quantity shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the Holder of this Warrant against the effect of such dilution, provided that no such computations, adjustments or readjustments under this Section 3(h) shall be required if (a) none of the members of the Company and their respective Affiliates are provided more favorable terms or receive disproportionate benefits than provided or received by Holder in connection with such Dilutive

Other Securities Event and (b) the Board approves such Dilutive Other Securities Event pursuant to a good faith determination that such issuance is in the best interests of the Company.
               (i) Issuances to Disclosed Persons. Notwithstanding anything to the contrary in this Agreement, to the extent the Company issues or sells any Additional Common Stock to a Disclosed Person at any time or from time to time after the date hereof until the third anniversary of the date hereof, the Warrant Quantity shall be increased to an amount, on a pro rata basis, such that the aggregate Warrant Quantity of the Issued Warrants shall be equal to 5.0% of the shares of the Common Stock outstanding, on a Fully Diluted Basis, after giving effect to the issuances of Additional Common Stock.
               (j) Computation of Consideration. For the purposes of this Section 3,
                    (i) the consideration for the issue or sale of any Additional Common Stock shall, irrespective of the accounting treatment of such consideration, (A) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, (B) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and (C) in case Additional Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (A) and (B) above, allocable to such Additional Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of “Fair Value” herein; and
                    (ii) Additional Common Stock deemed to have been issued pursuant to Section 3(c), relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per Common Stock determined by dividing: (A) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by (ii) the maximum number of Additional Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
          4. CONSOLIDATION, MERGER, ETC.

               (a) The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Issued Warrants in exchange for such Issued Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock or Other Securities acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or Other Securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive Other Securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or Other Securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.
               (b) Notwithstanding the foregoing and the provisions of Section 4(a) above, in the event of a Fundamental Transaction, the Company may, at its option, redeem the Warrant by delivering a written notice thereof via facsimile and overnight courier to the Holder (a “Fundamental Transaction Redemption Notice”) no sooner than sixty (60) days but not later than fifteen (15) days prior to the consummation of a Fundamental Transaction, for a cash payment equal to the product of (i) the greater of (I) the Market Price of Common Stock on the date immediately preceding the consummation of the Fundamental Transaction and (II) the Market Price of the Common Stock on the date the Company delivers its Fundamental Transaction Redemption Notice and (ii) 100% of the number of shares of Common Stock into which the Warrant is exercisable.
               (c) Notwithstanding the foregoing and the provisions of Section 4(a) above, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days of such request (or, if later, on the effective date of the Fundamental Transaction, cash in an amount equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.
          5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 or Section 4 or the other anti-dilution provisions herein are not strictly applicable or if strictly applicable (which for purposes of this Section 5 would only apply to Section 3(b) and 3(i) from the date hereof until the third anniversary of the date hereof) would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such provisions, then, in each such case, the Company shall at its own expense appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion on the adjustment, if any, on a basis consistent with the essential intent and principles established in such provisions, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder and shall make the adjustments described therein; provided that no such adjustment pursuant to this Section 5 will decrease the Warrant Quantity as otherwise determined pursuant to this Sections 3 or 4.
          6. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the Issued Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Issued Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Issued Warrants then outstanding (without regard to any limitations on exercise).
          7. BOARD OBSERVATION. If requested by the Holder, the Company shall permit one Person designated by the Holder to be appointed as a non-voting observer (the

“Board Observer”) to the board of directors of the Company (the “Board”). The Board Observer shall have the right to attend all meetings of the Board and any committees thereof (including, without limitation, the audit committee and compensation committee), shall receive notices of all meetings of the Board and/or any committees thereof and all written materials distributed to members of the Board and/or any committees thereof, but shall not be entitled to vote on any matters before the Board or any committees thereof; provided, however, that the Board Observer shall execute and deliver, upon his appointment and prior to any attendance at the first such meeting or to being furnished the first such written materials, a confidentiality and nondisclosure agreement in the form agreed to prior to the date hereof. The right hereunder shall only inure to such Holder so long as such Holder is an Affiliate of Silver Point Finance, LLC and if there are more than one holder of Issued Warrants that is an Affiliate of Silver Point Finance, LLC, such right shall that inure to one holder as determined by the Silver Point Finance, LLC; provided that the right hereunder shall only inure to such Holder so long as the Holders that are Affiliates of Silver Point Finance, LLC collectively own Warrants representing greater than 50% of the Warrant Shares outstanding on the date hereof.
          8. LEGENDS.
                    (a) Restrictive Legends. Except as otherwise permitted by this Section 8, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:
          “THIS WARRANT AND COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
Except as otherwise permitted by this Section 8, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:
          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA

FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
                    (b) Termination of Restrictions. The restrictions imposed on the transferability of Restricted Securities set forth in the legend of this Warrant shall cease and terminate as to any particular Restricted Securities (i) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) when such securities are sold pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, or (iii) when such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth in this Warrant. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within three (3) Trading Days (as defined below) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company, then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the Buy-In Price, at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Market Price on the date of exercise.
          9. NOTICES OF CORPORATE ACTION. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any Common Stock or any other securities or property, or to receive any other right, or
          (b) any capital reorganization of the Company, any reclassification or recapitalization of the securities of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or
          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to each Holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock (or Other

Securities) shall be entitled to exchange their Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.
          10. REGISTRATION AND TRANSFER OF WARRANTS, ETC.
               (a) Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company’s election and expense, by a Warrant Agent or the Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes.
               (b) Transfer of Warrants. If applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company; provided, that any transfer shall comply with the Securities Act and other applicable securities laws and regulations. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred. Notwithstanding the foregoing, the Holder may not transfer this Warrant in whole or in part (i) from the date hereof until the date that is ninety (90) days following the date hereof (other than to its Affiliates)or (ii) at any time and from time to time if the number of shares underlying such Warrant represents less than 5,000 shares of Common Stock.
               (c) Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.
               (d) Adjustments To Number of Common Stock. Notwithstanding any adjustment in the number or kind of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of Common Stock as are stated in this Warrant, as initially issued. In the event of any adjustments to the Exercise Price pursuant to this Warrant, such Exercise Price shall be rounded up to the nearest cent.

          11. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court specified in Section 16, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. A delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.
          12. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.
          13. NOTICES. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company:
                    Syntax-Brillian Corporation
                    1600 N. Desert Drive
                    Tempe, Arizona 85281
                    Attention: General Counsel, Chief Financial
                                        Officer and Treasurer
                    Telecopier: 602-389-8869
          or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.
          All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when transmitted with a receipt of successful transmission, if by facsimile; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.
          14. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be established, without the written consent of the Company and the Holder of this Warrant. All Issued Warrants may be amended by the written consent of the

Company and Required Holders; provided however, that with respect to any amendment, modification, supplement, termination or waiver of any provisions of this Warrant that would disproportionately adversely affect the rights of any Warrantholder, the Company shall seek from each Warrantholder adversely affected, a consent in writing to such amendment, modification, supplement, termination or waiver of such provisions of this Warrant, which consent may be withheld by such Warrantholder in its sole discretion. If the Company is unable to obtain a consent from each Warrantholder whose rights would be adversely affected by the proposed amendment, modification, supplement, termination or waiver of provisions of this Warrant, then such amendment, modification, supplement, termination or waiver of provisions of this Warrant shall not be adopted by the Company.
          15. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word “including” and words of similar import when used in this Warrant shall mean “including, without limitation,” unless otherwise specified; (e) “or” is not exclusive; and (f) provisions apply to successive events and transactions.
          16. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          17. COSTS AND ATTORNEYS’ FEES. If any action, suit or other proceeding is instituted concerning or arising out of this Warrant, the Company agrees and the Holder, by taking and holding this Warrant agrees, that the prevailing party shall recover from the non-prevailing party all of such prevailing party’s costs and reasonable attorneys’ fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.
          18. SUCCESSORS AND ASSIGNS. This Warrant shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. For purposes of this Warrant, “successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, sale of substantially all of its assets or similar transaction.
          19. SEVERABILITY. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law; provided that this Section 20 shall not cause this Warrant to differ materially from the intent of the parties as herein expressed.
          20. ENTIRE AGREEMENT. This Warrant, the Warrantholder Rights Agreement and the Registration Rights Agreement (collectively, the “Other Agreements”) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the parties to this Warrant, both written and oral, with respect to such subject matter.
          21. CONSTRUCTION. The parties hereto acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Warrant with its legal counsel and that this Warrant shall be construed as if jointly drafted by the parties.
          22. MOST FAVORED HOLDER. The Company agrees that if at any time or from time to time prior to the Expiration Date it enters into any agreement with, or issues Options or other securities to, any Person other than a Holder of a Warrant, which provides such Person with more favorable terms (only with respect to anti-dilution protections and exercise price and redemption premiums) of the type set forth in the Warrant, then the Company shall issue to the Holders of any Warrants new warrants in exchange for such Warrants, which shall contain such more favorable terms, effective from the date such agreement is consummated or Option or other security is issued until the Expiration Date.

[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Warrant as of the date first written above.

SYNTAX-BRILLIAN CORPORATION
By:	/s/ John S. Hodgson
Name:	John S. Hodgson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SCHEDULE A
•	2003 Incentive Compensation Plan
•	2003 Employee Stock Purchase Plan
•	Syntax Groups Corporation 2005 Stock Incentive Plan 2005 Deferred and Restricted Stock Plan

EXHIBIT A to Common Stock
Purchase Warrant
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
SYNTAX-BRILLIAN CORPORATION
     The undersigned holder hereby exercises the right to purchase ___ of the shares of Common Stock of Syntax-Brillian Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
_____	a “Cash Exercise” with respect to ___ shares of Common Stock; and/or

_____	by surrender to the Company for cancellation pursuant to Section 2(a)(ii)(B) certificates representing [ ] shares of Common Stock owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Exercise Price; and/or

_____	a “Cashless Exercise” with respect to ___ shares of Common Stock.
     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Common Stock to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___ to the Company in accordance with the terms of the Warrant.
     3. Delivery of Warrant Shares. The Company shall deliver to the holder ___ Warrant Shares in accordance with the terms of the Warrant.
Date: _________________, ______

Name of Registered Holder
By:
Name:
Title:

EXHIBIT B to Common Stock
Purchase Warrant
FORM OF ASSIGNMENT
      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of common stock, par value US$.001 per share (“Common Stock”), of Syntax-Brillian Corporation. (the “Company”) represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Common Stock

and does hereby irrevocably constitute and appoint _____ Attorney to make such transfer on the books of Syntax-Brillian Corporation maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, 200_	[NAME OF HOLDER]
By:
Name:
Title: